Exhibit (a)(5)(A)

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Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of GXO and PFSweb, including regarding GXO’s proposed acquisition of PFSweb, the prospective benefits of the proposed acquisition, the consideration and terms and the anticipated occurrence, manner and timing of the tender offer and the closing of the proposed acquisition. Actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “propose,” “provide,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of PFSweb’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the ability of the parties to timely and successfully receive required regulatory approvals and the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the possibility that the transaction does not close; risks related to GXO’s ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that GXO and PFSweb will not be integrated successfully; the effects of the transaction on relationships with employees, other business partners or governmental entities; the ability of GXO and PFSweb to retain and hire key personnel; negative effects of this announcement or the consummation of the proposed acquisition on the market price of GXO’s or PFSweb’s common stock and/or GXO’s or PFSweb’s operating results; the possibility that costs or difficulties related to the integration of PFSweb’s operations with those of GXO will be greater than expected; unknown liabilities; the risk of litigation and/or regulatory actions, including litigation and/or regulatory actions related to the proposed acquisition; uncertainties as to how customers, suppliers, employees, and stockholders will react to the tender offer and merger; the risk of any unexpected costs or expenses resulting from the tender offer and merger; and the impact of public health outbreaks, epidemics, or pandemics (such as the COVID-19 pandemic) on GXO’s or PFSweb’s respective businesses.

A more complete description of these and other material risks can be found in GXO’s and PFSweb’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including their Annual Reports on Forms 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, as well as the Schedule TO and related tender offer documents  filed by GXO and its acquisition subsidiary, Peregrine MergerSub I, Inc., and the Schedule 14D-9 filed by PFSweb. Any forward-looking statements are made based on the current beliefs and judgments of GXO’s and PFSweb’s management, and the reader is cautioned not to rely on any forward-looking statements made by GXO or PFSweb. Except as required by law, GXO and PFSweb do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that PFSweb, GXO or its acquisition subsidiary, Peregrine MergerSub I, Inc., filed with the SEC.  At the time the tender offer was commenced, GXO and its acquisition subsidiary filed a Tender Offer Statement on Schedule TO and PFSweb filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.  PFSWEB’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF PFSWEB SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.  The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, are available to all stockholders of PFSweb at no expense to them and are available for free at the SEC’s website at www.sec.gov.  Additional copies may be obtained for free by contacting either GXO or PFSweb.  Copies of the documents filed with the SEC by PFSweb are available free of charge at https://ir.pfsweb.com/ or by contacting PFSweb’s Investor Relations Department at (949) 574-3860. Copies of the documents filed with the SEC by GXO are available free of charge at https://investors.gxo.com/ or by sending a written request to: Investor Relations, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831 or by contacting Investor Relations by email at InvestorRelations@GXO.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, GXO and PFSweb each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the Internet at the SEC’s website at http://www.sec.gov.